EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, 33-89434, and 333-153361 of Utah Medical Products, Inc. on Forms S-8 and S-3 of our financial statement audit report and internal control over financial reporting audit report dated February 27, 2009, appearing in this Annual Report on Form 10-K of Utah Medical Products, Inc. for the years ended December 31, 2008, 2007 and 2006.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.
Logan, Utah
February 27, 2009